Exhibit 10.3



                                                         Abercrombie & Fitch


                              SUBLEASE AGREEMENT



               This Sublease Agreement (this "Sublease") is entered into and made as of the 1st day of June, 1995, by and between Victoria's Secret Stores, Inc., a Delaware corporation (hereinafter referred to as "Landlord") and Abercrombie & Fitch, Inc., a Delaware corporation (hereinafter referred to as "Tenant").


                             W I T N E S S E T H:


               WHEREAS, Landlord has leased from Distribution Land Corp., a Delaware corporation ("DLC") a certain office/warehouse distribution facility containing approximately 951,798 square feet of floor space identified on Exhibit A attached hereto and made a part hereof by this reference (the "Building") pursuant to the terms of that certain Building Lease Agreement between Landlord and DLC dated as of June 1, 1995 (the "Building Lease"); and

               WHEREAS, the Building is located upon an approximately 321.1 acre parcel of land located at the intersection of East Broad Street (State Route 16) and Taylor Road, Reynoldsburg, Ohio, which land is depicted on Exhibit A attached hereto and made a part hereof by this reference (the "Campus"); and

               WHEREAS, Landlord wishes to sublease to Tenant a portion of the Building as more particularly described in Section 1.02 below (the "Premises") and to grant to Tenant the right to utilize certain common areas and facilities located within the Building and the Campus, all subject to the terms and conditions of this Sublease and the Building Lease; and

               WHEREAS, Tenant wishes to sublease, from Landlord, a portion of the Building and to utilize those certain common areas and facilities located within the Building and the Campus; and

               WHEREAS, DLC, Landlord and others have entered into a Services Agreement which relates, in part, to certain aspects of the management, operation and ownership of the Building and the Campus (the "Services Agreement").

               NOW, THEREFORE, in consideration of the premises described above and the mutual promises set forth herein, Landlord and Tenant, intending to be legally bound, hereby agree as follows:


I -- LEASE OF PREMISES

               1.01 - Lease of Premises. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Premises, to have and to hold the same, with all appurtenances unto Tenant for the Term hereinafter specified. Tenant agrees to comply with all of the terms and conditions of the Service Agreement if and to the extent that Tenant is a party thereto.

               Landlord has provided to Tenant a copy of the Building Lease, which Tenant has reviewed and fully understands. Tenant acknowledges and agrees that all of Tenant's rights under this Sublease are derived from Landlord's rights under the Building Lease and are subordinate and subject to the Building Lease. Tenant agrees to adhere to and comply with all of the terms and conditions set forth in the Building Lease. Any action or inaction by Tenant which violates the terms and conditions of the Building Lease shall also violate this Sublease and constitute an event of default hereunder, entitling Landlord to pursue all remedies available to it hereunder or under applicable law.

               1.02 - Basic Sublease Provisions.

               A.    Building Address: 8455 East Broad Street
                                       Reynoldsburg, Ohio 43068

               B. Building Description: a two-story office/warehouse distribution facility, containing approximately 138,534 square feet of office space, 773,640 square feet of distribution space and 39,624 square feet of Building Common Area (as hereinafter defined)

               C. Premises Description: the floors of the building on which the Premises are located are as follows:

                     (i)   1st floor

                     (ii) The space within the Premises is further depicted on the floor plan attached hereto as Exhibit B and made a part hereof by this reference, and consists of the following approximate number of square feet:
                           236,073 (consisting of 34,776 square feet of office space and 201,297 square feet of distribution space)

               D. Term: Fifteen (15) years, beginning on June 1, 1995 (the "Commencement Date") and ending on May 31, 2010 (the "Expiration Date")

               E.    Annual Base Rent:

                     (i)   Office space - $11.00 per square foot, or
                           $382,536.00

                     (ii) Distribution space - $2.85 per square foot, or $573,696.45

                     (iii) Total Annual Base Rent (for distribution and office
                           space) of $956,232.45

                     (iv) The Annual Base Rent shall be subject to periodic adjustments as provided in Section 4.02 of this Sublease

               F. Monthly Installments of Base Rent (for distribution and office space): $79,686.04

               G. Renewal Option(s): eight (8) five (5) year Renewal Option(s) - See Section 4.05 of this Sublease for terms of the Renewal Options

               H.    Addresses for Notices and Payments:

                     Tenant:     Abercrombie & Fitch, Inc.
                                 8455 East Broad Street
                                 Reynoldsburg, Ohio 43068

                     with a copy to:

                                 Abercrombie & Fitch, Inc.
                                 Three Limited Parkway
                                 Columbus, Ohio 43230
                                 Attention: Corporate Real Estate
                                             Department

                     Landlord:   Victoria's Secret Stores, Inc.
                                 8455 East Broad Street
                                 Reynoldsburg, Ohio 43068

                     with a copy to:

                                 Victoria's Secret Stores, Inc.
                                 Three Limited Parkway
                                 Columbus, Ohio 43230
                                 Attention: Corporate Real Estate
                                            Department

               I. Use: office/warehouse distribution use related to distribution for retail sale of men's, women's and children's apparel, accessories, personal care items and other products, and for all administrative activities relating thereto

               1.03 - Description of the Building, the Premises and the Common Areas.

               J. The Building. The Building is depicted on the attached Exhibit A. The address and description of the Building are specified in Items A and B of the Basic Sublease Provisions (which are set forth in Section 1.02 of this Sublease).

               K. The Premises. The Premises consist of space which: (i) is located on the floor or floors of the Building specified in Item C(i) of the Basic Sublease Provisions, (ii) is located in one or more areas or parts of each such floor, and (iii) is bound by the proposed or existing demising walls therefor, the approximate locations of such demising walls and space being marked in color or cross-hatched and shown on the diagram of the floor plan for each such floor, such diagram being attached to this Sublease as Exhibit
B and made a part hereof by this reference. The approximate number of square feet contained in the area which comprises the Premises, as determined by Landlord for identification purposes only, is specified in Item C(ii) of the Basic Sublease Provisions.

               L. Common Areas. The Building is located within, and constitutes a part of, the Campus. Those portions of the Campus which are defined as "Common Areas" under the Building Lease, as the Building Lease presently exists or as it is amended from time to time, shall be referred to herein as the "Campus Common Areas." The Building contains certain areas or parts which are designated for use in common by all of the tenants of the Building and their respective employees, agents, customers, and invitees.
Such areas include entrances, exits and doors, lobbies, hallways, corridors and stairwells, elevators, restrooms, and certain "special amenities" such as the cafeteria, mail room and reception area, but excluding those areas and facilities described on Exhibit C attached hereto and made a part hereof by this reference, as said Exhibit C may be amended by Landlord from time to time (all of which are referred to herein as the "Building Common Areas"). The Campus Common Areas and the Building Common Areas are sometimes referred to herein collectively as the "Common Areas".


II -- COMMON AREAS

               2.01 - Use of Building Common Areas. Subject to Landlord's right at any time to use the Building Common Areas for its own purposes, Landlord hereby gives to Tenant and its employees, agents, customers and invitees, the nonexclusive right to use the Building Common Areas in common with and subject to the rights given to other tenants of the Building.

               2.02 - Use of Campus Common Areas. Subject to Landlord's right at any time to use the Campus Common Areas for its own purposes, Landlord hereby gives to Tenant and its employees, agents, customers and invitees, the nonexclusive right to use the Campus Common Areas to the same extent as Landlord is permitted to use the same under the Building Lease.

               2.03 - Rules and Regulations for Common Areas. The Campus Common Areas and the Building Common Areas shall at all times be subject to the exclusive management and control of DLC and Landlord, respectively, and each shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas, and the use of such Campus Common Areas and the Building Common Areas by Tenant, its subtenants and their respective employees, agents, customers and invitees shall be subject to such rules and regulations. Such rules and regulations may include, but shall not be limited to, restrictions on parking, hours of operation, access routes, hours of access to the Building and the Campus, rules with respect to the Building and such other matters as may be deemed appropriate by Landlord or DLC, as the case may be, from time to time.

               2.04 - Changes in Common Areas. DLC and Landlord may do and perform such acts in and to the Campus Common Areas and the Building Common Areas, respectively, as each shall determine to be advisable. DLC and Landlord hereby reserve the right to make reconfigurations, alterations, additions, deletions or changes to the Campus Common Areas and Building Common Areas, respectively, including, but not limited to, changes in the size and configuration of said Common Areas. Landlord and DLC also reserve the right to restrict and limit the use of the Campus Common Areas and Building Common Areas, respectively, by Tenant, its subtenants and their respective employees, agents, customers and invitees.

               2.05 - Maintenance of Common Areas. Subject to the provisions of Section 4.03 hereof, Landlord and DLC shall adequately maintain the Campus Common Areas and Building Common Areas, respectively, in a good and usable condition throughout the Term of this Sublease.

               2.06 - Common Area Capital Improvements. DLC and Landlord may make capital improvements to the Campus Common Areas and Building Common Areas, respectively. In such case, Landlord may charge, as an Operating Expense (as hereinafter defined), an amount equal to the annual depreciation or amortization allowance with respect to the cost of such capital improvement, as determined by Landlord in accordance with generally accepted accounting principles, together with interest on such costs or the unamortized balance thereof, at the rate as may be paid by or accrued on the books of Landlord.


III -- TERM AND POSSESSION

               3.01 - Term. The Term of this Sublease shall be for the period of years and months specified in Item D of the Basic Sublease Provisions; and shall begin and end on the Commencement Date and Expiration Date, respectively, specified in Item D of the Basic Sublease Provisions, unless the Term of this Sublease is renewed, modified or terminated as provided elsewhere herein. If the Commencement and Expiration Dates have not been established at the time of the execution of this Sublease, then Landlord and Tenant agree, upon demand of the other, to execute a writing establishing the Commencement and Expiration Dates as soon as the Commencement Date has been determined.

               3.02 - Tenant's Acceptance of the Premises. Tenant hereby accepts the Premises in an "as is" condition and acknowledges that Landlord has made no representations or warranties with respect thereto, and that Tenant has inspected the Premises and found it to be in satisfactory condition.

               3.03 - Surrender of the Premises. Upon the expiration or earlier termination of this Sublease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Sublease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant may, provided Tenant is not in default and unless prohibited from doing so by other provisions of this Sublease, have the right to remove its personal property and trade fixtures. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed, ordinary wear and tear and damage which Tenant is not obligated to repair excepted. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the Property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its cost, promptly remove the same and restore the Premises to its prior condition.

               3.04 - Holding Over. In the event that Tenant shall not immediately surrender the Premises on the Expiration Date of the Term hereof, Tenant shall, by virtue of the provisions hereof, become a tenant by the month at the monthly rent in effect during the last month of the Term of this Sublease, which monthly tenancy shall commence with the first day next after the Expiration Date. Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Sublease. Tenant shall give to Landlord at least thirty (30) calendar days written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) calendar days written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) calendar days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 3.04, in the event that Tenant shall hold over after the expiration of the Term of this Sublease, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Term of this Sublease, then, at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force.

               3.05 - Renewal Options. So long as Tenant is not in default under the terms of this Sublease, Landlord does hereby grant to Tenant the right and option to extend and renew the fifteen (15) year Term of this Sublease (herein called the "Initial Term") for eight (8) additional period(s) of five (5) years each (herein the "Renewal Term(s)"), beginning on the date immediately following the Expiration Date of the Initial Term or the preceding Renewal Term, as appropriate, upon the same terms, conditions, covenants and provisions as are provided in this Sublease (including the Base Rent, subject to adjustment as provided in Section 4.02 hereof). Unless in respect of each Renewal Term Landlord or Tenant notifies the other party, at least one (1) year prior to the expiration of the Initial Term or Renewal Term then in effect, of its intent not to extend and renew the Term of this Sublease, then the Tenant shall be deemed to have exercised its Renewal Option in respect of that Renewal Term. If the Renewal Option is exercised as provided herein, then this Sublease shall be amended to reflect the changes which will result from such extension of the Term of this Sublease, including the modification to all references in the Sublease to the "Term" thereof (as defined in Section 3.01) to include the Renewal Term as well as the Initial Term.


IV -- RENT

               4.01 - Base Rent.

               A. Interim Rent. During the months of June and July of 1995, Tenant shall pay, on a monthly basis and in lieu of the Base Rent described in Section 4.01 (B) below, the sum of $70,176.21. Commencing July 30, 1995, Tenant shall pay to Landlord, as Base Rent for the Premises during the last two (2) days of the month of July, the sum of $5,141.03, which is the Base Rent applicable to the Premises, prorated on the basis of the number of days during July for which the Tenant is obligated to pay Base Rent as defined in the Basic Sublease Provisions.

               B. Monthly Base Rent. Commencing on August 1, 1995, Tenant shall pay to Landlord, as Base Rent for the Premises, the annual sum specified in Item E of the Basic Sublease Provisions, payable in equal consecutive monthly installments as specified in Item F of the Basic Sublease Provisions, in advance, on or before the first day of each and every calendar month during the Term of this Sublease; provided, however, that if the Expiration Date shall be a day other than the first day of a calendar month, the Base Rent installment for such last fractional month shall be prorated on the basis of the number of days during the month this Sublease was in effect in relation to the total number of days in such month.

               4.02 - Base Rent Adjustment.

               A. CPI Adjustments. Commencing on the third (3rd) anniversary of the Commencement Date and continuing on the same date every three (3) years thereafter during the entirety of this Sublease (including any Renewal Terms), the Base Rent due and payable to Landlord shall be adjusted for the next succeeding three (3) year period. The adjusted Base Rent for each year in such three (3) year period shall be equal to the Base Rent paid during the immediately preceding twelve (12) month period (the "lease year") increased by a percentage equal to the percentage increase in the CPI (as hereinafter defined) computed by comparing the CPI figure for that month which is two (2) months prior to the adjustment date (the "adjustment month") with the CPI figure for the month occurring thirty-six (36) months prior to the adjustment month (the "base month"). For example, in computing the percentage increase for the lease year commencing July 1, 2000, the percentage increase in the CPI would be determined by comparing the CPI figure for May, 2000, the adjustment month, with the CPI figure for May, 1997, the base month, and similar comparisons would be made using the CPI figures for adjustment months and base months every three (3) years thereafter. For the purposes hereof, "CPI" shall mean the Consumer Price Index, published by the Bureau of Labor Statistics of the United States Department of Labor, in the column for "all items" in the table titled "Consumer Price Index for all Urban Consumers:
U.S. City average, 1982-1984 = 100".

               If the CPI at any time herein is no longer published or issued, Landlord and Tenant shall agree on such other index as is then generally recognized for determination of purchasing power in the United States.

               B. Capital Improvements. If Landlord shall, at any time after the Commencement Date, install any equipment or make any other capital improvement to the Premises, then Landlord may add to the Base Rent (to be paid in monthly installments), in each year during the useful life of such equipment or other capital improvement, an amount equal to the annual depreciation or amortization allowance with respect to the cost of such equipment or capital improvement, as determined by Landlord in accordance with generally accepted accounting principles, together with interest on such cost or the unamortized balance thereof at the rate as may have to be paid by or accrued on the books of Landlord on the unamortized balance.

               4.03 - Additional Rent.

               A. Definitions. For purposes of this Section 4.03, the following definitions shall apply:

               1. "Additional Rent" - shall mean the Tenant's proportionate share of Landlord's Taxes, Insurance and Operating Expenses.

               2. "Taxes" - shall mean those amounts paid by Landlord for real and personal property taxes relating to the Building pursuant to the terms of the Services Agreement.

               3. "Insurance" - shall mean those amounts paid by Landlord for property, casualty, liability and any other insurance coverages relating to the Building pursuant to the terms of the Services Agreement.

               4. "Operating Expenses" - shall mean the total dollar amount of all costs and expenses paid or incurred by Landlord in connection with the operation of the Building, as determined by Landlord in conformity with its accounting practices consistently applied, including without limitation: water, gas, electrical, telephone and other utility charges (other than any separately billed utility charges paid by Tenant as provided in this Sublease); maintenance and repair costs and expenses, including the repair or replacement of equipment or other parts of the Building (except those treated as capital improvements as hereinafter described) and other charges paid or incurred in the operation and maintenance of the elevators and the electrical, plumbing, heating, ventilation and air conditioning equipment and systems and other parts of the Building; any and all rental costs incurred by Landlord under the Building Lease in respect of the Building Common Areas; the costs of equipping and operating certain "special amenities" of the Building, such as the mail room, reception area and cafeteria; cleaning and other janitorial services; refuse collection; supplies; landscape maintenance costs; building security services; license and permit fees; the costs of all property management services relating to the Building and provided to Landlord pursuant to the Services Agreement; computer and electronic data processing equipment and services costs; and, in general, all other costs and expenses which are related or incidental to, are considered by Landlord to be necessary, appropriate or desirable for or are treated under Landlord's accounting practices as costs and expenses paid or incurred in connection with the management, operation and maintenance of the Building. In addition, Operating Expenses shall include Landlord's proportionate share (as defined in the Building Lease) of "Operating Expenses" under the Building Lease.

               5. Tenant's proportionate share of the foregoing shall be determined by multiplying the total expenses incurred by Landlord or Landlord's designee for Taxes, Insurance and Operating Expenses by .2588, computed as a fraction, the numerator of which shall be the number of leasable square feet in the Premises, or 236,073 square feet, and the denominator of which shall be the total number of leasable square feet in the Building (excluding any Building Common Areas), or 912,174 square feet; with the method of measurement to be as reasonably determined by Landlord.

               B. Payment Obligation. In addition to the Base Rent specified in this Sublease, Tenant shall, in each calendar year or partial calendar year during the Term of this Sublease, pay to Landlord the Additional Rent. The Additional Rent shall be paid by Tenant in monthly installments, in such amounts as are estimated and billed by Landlord at the beginning of each calendar year, each installment being due on the first day of each calendar month. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances) after the end of each calendar year, Landlord shall deliver to Tenant a statement of Additional Rent for such calendar year, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay to Landlord or Landlord shall credit Tenant's account or (if such adjustment is at the end of the Sublease Term) pay Tenant, as the case may be, within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect adjustment to the actual Additional Rent for such calendar year. If the Commencement Date shall be a day other than the first day of a calendar year, or if the Expiration Date or other date of termination of this Sublease shall be a day other than the last day of a calendar year, then the Additional Rent for such partial calendar year shall be prorated on the basis of the number of days during the year this Sublease was in effect in relation to the total number of days in such year.

               C. Tenant Verification. Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner during the forty-five (45) calendar day period following the delivery of Landlord's statement of Additional Rent, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses, in order to verify the amounts thereof. If Tenant shall dispute any item or items included in the determination of Additional Rent for a particular calendar year, and such dispute is not resolved by the parties hereto within forty-five (45) calendar days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) calendar days thereafter, request that a firm of independent certified public accountants selected by Landlord render an opinion as to whether or not the disputed item or items may properly be included in the determination of Additional Rent for such year;
and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. If Tenant shall not dispute any item or items included in the determination of Additional Rent for a particular calendar year within forty-five (45) calendar days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

               4.04 - Late Payment Service Charge; Interest. In the event any installment of Base Rent, or any installment of Additional Rent, or any other amount which may become due under this Sublease is not paid when due, and such nonpayment continues for a period of ten (10) days after Landlord gives to Tenant written notice of such nonpayment, then, for each and every such payment, Tenant shall immediately pay a service charge equal to five percent (5%) of the amount not timely paid, together with interest on the amount not timely paid at the rate of eight percent (8%) per annum, from the due date of such payment until paid. The provisions of this Section 4.04 shall not be construed to extend the date for payment of Base Rent or Additional Rent, or any other amount which may become due under this Sublease, or to relieve Tenant of its obligations to pay all such items at the time or times herein stipulated, and neither demand for, nor collection by Landlord of, late payment service charges and interest pursuant to this Section 4.04 shall be construed as a cure of any default in payment by Tenant.


V -- USE OF PREMISES

               5.01 - Specific Use. The Premises shall be occupied and used exclusively for the purposes specified in Item I of the Basic Sublease Provisions and for purposes incidental thereto, and shall not be used for any other purposes.

               5.02 - Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

               A. Tenant shall use the Premises and conduct its business therein in a safe, careful, reputable and lawful manner; shall keep any garbage, trash, rubbish or other refuse in sealed containers within the interior of the Premises until removed and placed in a dumpster or other authorized container for the deposit of garbage and refuse, which shall be located in an area designated by Landlord.

               B. Tenant shall not commit, nor allow to be committed, in, on or about the Premises any act of waste, including any act which might deface, damage or destroy the Premises or any part thereof; use or permit to be used within the Premises any hazardous substance, equipment, or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; or permit any objectionable or offensive noise or odors to be emitted from the Premises. Notwithstanding the foregoing, Landlord acknowledges that Tenant will utilize certain distribution equipment which, but for this sentence, might be deemed to violate this provision and use of such equipment is expressly permitted.

               C. Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner other than the permitted uses which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Premises or the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the Term of this Sublease on the insurance carried by Landlord on the Premises and the Building and attributable to the use being made of the Premises by Tenant.

               5.03 - Access to and Inspection of the Premises. Landlord, its employees and agents, shall have the right to enter any part of the Premises, at all reasonable times after reasonable notice, for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants, and for making such repairs, alterations or improvements to the Premises and the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, except with respect to the negligence or intentional, wrongful acts or omissions of Landlord, its agents, employees and invitees, nor shall such entry constitute an eviction of Tenant or a termination of this Sublease, or entitle Tenant to any abatement of rent therefor.

               5.04 - Compliance with Laws. Tenant shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal, or other government or agency thereof having jurisdiction over and relating to the use and occupancy of the Premises, including any such laws, statutes or regulations requiring modifications or alterations to the Premises.

               5.05 - Rules and Regulations. The Building shall at all times be subject to the management and control of the Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the Building, and the use of the Building by Tenant, its subtenants and their respective employees, agents, customers and invitees shall be subject to such rules and regulations. Such rules and regulations may include, but shall not be limited to restrictions upon Tenant's hours of operation, noise levels with the Building, load placement and utility usage.


VI - UTILITIES AND OTHER SERVICES

               6.01 - Electric, Gas, Water and Telephone Service. Landlord shall contract with the appropriate public utilities companies or other providers supplying electric, gas, water, sanitary sewer, telephone services and all other utilities and services to the Premises or to Tenant and shall pay directly all charges for such services from and after the Commencement Date. Thereafter, Landlord shall reasonably allocate these utility or service charges attributable to the Premises or to Tenant and, on a periodic basis, provide to Tenant a written statement detailing Tenant's allocation thereof. Tenant shall pay to Landlord, within fifteen (15) days of Tenant's receipt of the written statement therefor, all such utility and service charges.
Provided, however, that Tenant may, if such utilities or services are separately metered for the Premises or if Tenant, at its sole cost and expense, undertakes to have such utilities or services separately metered for the Premises, elect to contract directly for all such services and to pay directly all charges therefor.

               6.02 - Janitorial and Refuse Collection Service. Landlord shall contract for janitorial and refuse collection services for the Premises and shall pay for all charges for such services (subject to the provisions of Section 4.03 hereof).

               6.03 - Discontinuances and Interruptions of Utility Services. Landlord shall not be liable to Tenant in damages or otherwise (i) if any utilities shall become unavailable from any public utility company, public authority, or any other person supplying or distributing such utility, or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation or air conditioning) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Sublease or an eviction of Tenant.


VII -- SIGNS

               Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Premises, the Building, or the Campus without Landlord's prior written consent, which consent Landlord shall have no obligation to give and which may be given or withheld in Landlord's sole discretion.


VIII --  REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

               8.01 - Repair and Maintenance of Building. Landlord shall keep and maintain the Building (including all doors, whether interior or exterior, any plate glass in the exterior walls and doors, the roof, exterior and interior structural walls, and the foundation) and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Building in good order, condition and repair, and shall make all necessary repairs to the Building and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Building, and will make all replacements from time to time required thereto.

               8.02 - Repair and Maintenance of Premises. Tenant shall maintain the Premises in good order and in the same condition as the Premises existed and were accepted by Tenant on the Commencement Date, except that (i) Tenant shall not be liable to Landlord for ordinary wear and tear to the Premises, including the carpeting, window coverings and other parts thereof or for damage to the Premises resulting from a fire or other casualty except as provided elsewhere herein; (ii) Tenant shall not be permitted to make any repairs, alterations or other improvements to the Premises without Landlord's prior written consent; and (iii) Tenant, in satisfying its obligations under this Section 8.02, may rely upon the cleaning, janitorial, maintenance, repair and restoration services to be furnished or performed by Landlord, provided that Tenant gives to Landlord notice of the need for the same. If a repair is needed to so maintain the Building, then Tenant shall give to Landlord verbal notice, and as soon thereafter as possible confirming written notice, of such need for repair. Within a reasonable period of time thereafter, Landlord shall examine the item or matter described in Tenant's notice, and if Landlord should determine that such item or matter is in need of repair, Landlord shall make such repair. The cost of maintaining the Premises, including the cleaning, janitorial, maintenance and repair services specified in this
Section 8.02, shall be borne and paid by Landlord as part of the Operating Expenses of the Building; and the cost of the restoration of any damaged part of the Premises as a result of a fire or other casualty shall be borne by and paid by Landlord as provided in Article IX, except for the cost of the following repairs, alterations and other improvements made to the Premises:
(i) those made pursuant to Section 8.03; and (ii) those made necessary as a result of Tenant's failure to perform any of its obligations as specified herein or as a result of the negligence or intentional misconduct of Tenant or any person for whom it is legally responsible. If either of the exceptions specified in the preceding sentence shall apply, then Landlord shall make all such repairs, alterations or other improvements, but the cost thereof shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord therefor.

               8.03 - Alterations or Improvements. Tenant shall neither make, nor permit to be made, any alterations or improvements to the Premises without obtaining the prior written consent of DLC and Landlord, which consent shall not be unreasonably withheld. If DLC and Landlord allow Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building, and shall comply with such requirements as DLC and Landlord considers necessary or desirable, including, without limitation, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanics' liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises and the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable equipment and trade fixtures, shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant.

               8.04 - Trade Fixtures. Any trade fixtures installed in the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, and the like, may and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Sublease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs, at its own expense, any and all damage to the Premises and the Building resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Sublease, all such trade fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its cost, promptly remove same and restore the Premises to its prior condition.


IX -- FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

               9.01 - Damage or Destruction by Casualty. If the Building should be destroyed by fire or other casualty, the result of which being that either Landlord or DLC terminates the Building Lease, then all Base Rent and Additional Rent due under this Sublease shall be apportioned to and shall cease as of the date of such casualty, and Tenant shall be given a reasonable period of time, not to exceed thirty-five (35) calendar days after receipt from Landlord of a termination notice, in which to remove its trade fixtures and personal property, whereupon both parties shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). If such damage by fire or other casualty does not result in a termination of the Building Lease, and the Building and the Premises are reconstructed and restored by DLC in accordance with the Building Lease to substantially the same condition as existed prior to the casualty, then Base Rent and Additional Rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Sublease shall continue in full force and effect for the balance of the Term. Notwithstanding the foregoing, in the event the Premises are substantially destroyed or damaged (which, as used herein, means destruction or material damages to at least fifty percent (50%) of the Premises, as applicable), then Tenant may, at its option and without regard to whether Landlord has a similar option to terminate the Building Lease, terminate this Sublease by giving written notice thereof to Landlord within thirty (30) calendar days after the date of such casualty. In such event, all Base Rent and Additional Rent due under this Sublease shall be apportioned to and shall cease as of the date of such casualty, and Tenant shall be given a reasonable period of time, not to exceed thirty-five (35) calendar days, in which to remove its trade fixtures and personal property, whereupon both parties shall be released from all further obligations and liabilities hereunder (except for any obligations previously incurred hereunder).

               9.02 - Casualty Insurance. Landlord shall obtain and pay for insurance against fire and other casualty in respect of the Building in accordance with the terms and conditions of the Services Agreement. Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Premises, or any trade fixtures installed by or paid for by Tenant in the Premises, or any additional improvements which Tenant may construct in the Premises, as provided in Section 8.03.

               9.03 - Waiver of Subrogation. Landlord and Tenant each hereby waive any and all right that they may have to recover from the other damages for any loss occurring to them by reason of any act or omission of the other, but only to the extent that the waiving party is actually compensated therefor by insurance; provided that this waiver shall be effective only with respect to loss or damage occurring during such time as the waiving party's coverage under the appropriate policy of insurance is not adversely affected by this waiver. If, in order to avoid such adverse effect, an endorsement must be added to any insurance policy required hereunder, Landlord and Tenant shall cause such endorsement immediately to be added and thereafter maintained throughout the Term of this Sublease.


X -- GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

               10.01 - Indemnification. Tenant shall indemnify Landlord and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Campus, the Building and the Premises, regardless of cause, except for that caused by the negligence or intentional wrongful acts of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Landlord shall indemnify Tenant and hold it harmless from any and all liability for any loss, damage or injury to person or property resulting from the gross negligence or intentional wrongful acts of Landlord and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. The obligation to indemnify hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

               10.02 - Tenant's Insurance. Tenant, shall, at all times during the Term of this Sublease, carry, at its own expense, policies of insurance, with such coverages, in such amounts, and with such insurers as are reasonably acceptable to Landlord, covering Tenant's property and fixtures located in the Premises.


XI - EMINENT DOMAIN

               Pursuant to the terms of the Building Lease, if the whole or any part of the Building shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain, or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Building to be untenantable and inadequate for use by Landlord for the purpose for which it was leased under the Building Lease, then Landlord may, at its option, terminate the Building Lease as of the date DLC is required to surrender possession of the Building. In such event, all Base Rent and Additional Rent due under this Sublease shall be apportioned to and shall cease as of the date DLC is required to surrender possession of the Building, and Landlord and Tenant shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). If a part of the Building shall be taken or conveyed, but the remaining part is tenantable and adequate for Landlord's use, and if the Building Lease shall be terminated as to the part taken or conveyed as of the date DLC surrenders possession and DLC shall make such repairs, alterations and improvements (exclusive of repairs, alterations or improvements to tenant improvements, if any, installed by Tenant pursuant to Section 8.03) as may be necessary to render the part not taken or conveyed tenantable, if such taking or conveyance includes any part of the Premises, the Base Rent and Additional Rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of DLC, without any deduction therefrom for any present or future estate of Landlord or Tenant, and Tenant hereby assigns to DLC all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord or DLC, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property and alterations or tenant improvements, if any, installed by Tenant pursuant to Section 8.03.


XII - LIENS

               If, because of any act or omission of Tenant or anyone claiming by, through or under Tenant, any mechanic's lien or other lien shall be filed against the Campus, the Building, the Premises or against other property of Landlord or DLC (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged or bonded of record within a reasonable time, not to exceed thirty (30) calendar days after the date Tenant becomes aware of the filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof.


XIII - ASSIGNMENT AND SUBLETTING

               Tenant will not assign, transfer, mortgage, or otherwise encumber this Sublease or sublet or rent (or permit occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of DLC and Landlord, which consent neither DLC or Landlord shall have an obligation to give and which may be given or withheld in either's sole discretion.


XIV - TRANSFER BY LANDLORD

               14.01 - Assignment of Leasehold Rights. Subject to the terms of the Building Lease, Landlord shall have the right to assign its rights under the Building Lease at any time during the Term of this Sublease, subject only to the rights of Tenant hereunder; and such assignment shall operate to release Landlord from liability hereunder for all acts or omissions occurring after the date of such assignment.

               14.02 - Subordination. Unless a mortgagee shall otherwise elect, as provided in Section 14.03, this Sublease is and shall be subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the Building Lease, the Building, the Campus, or both, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Tenant shall, at the request of either DLC or Landlord or both, promptly execute any requisite or appropriate certificate or other document. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as the landlord under this Sublease, provided that such purchaser agrees not to disturb Tenant's possession and other rights under this Sublease so long as Tenant is not in default hereunder, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Sublease and the obligations of Tenant hereunder, in the event that any such foreclosure proceeding is prosecuted or completed.

               14.03 - Mortgagee's Unilateral Subordination. If a mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Sublease and Tenant's rights hereunder shall be superior and prior in right to the mortgage of which such mortgagee has the benefit, with the same force and effect as if this Sublease had been executed, delivered and recorded prior to the execution, delivery and recording of such mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice of declaration which do not result in Tenant's occupancy under this Sublease being disturbed while Tenant is not in default hereunder.

               14.04 - Subordination to Covenants, Conditions and Restrictions. Tenant agrees that this Sublease shall be subordinate and subject to any covenants, conditions, easements and restrictions ("CCR's") which DLC, in its sole discretion, hereafter grants or adopts with respect to or imposes upon the Campus, or any portion thereof, as long as such CCR's do not substantially impair Tenant's use of the Premises for the permitted uses hereunder. In confirmation of such subordination, Tenant shall, at DLC's request, promptly execute any requisite or appropriate certificate or other document.

               14.05 - Exculpation. If Landlord shall fail to perform any covenant, term or condition of this Sublease upon Landlord's part to be performed, and if, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the Landlord's leasehold interest in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's leasehold interest in the Building, subject, nevertheless, to the rights of any mortgagee, and neither Landlord nor any of the shareholders, directors or officers of Landlord shall be liable for any deficiency.


XV - DEFAULTS AND REMEDIES

               15.01 - Defaults by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Sublease by
Tenant:

               A. Tenant shall fail to pay any monthly installment of Base Rent or Additional Rent within five (5) calendar days after the same shall be due and payable, or any other sum(s) within ten (10) calendar days after the same shall be due and payable, and such nonpayment continues for a period of ten (10) days after Landlord gives to Tenant written notice of such nonpayment.

               B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Sublease for a period of thirty (30) calendar days or more after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the same.

               C. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in or about the Premises or of Tenant's interest in this Sublease (and Tenant does not regain possession within sixty (60) calendar days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in or about the Premises or Tenant's interest in this Sublease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) calendar days thereafter).

               D. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) calendar days after the filing of the same).

               15.02 - Remedies of Landlord - Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

               E. Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

               F. Landlord may terminate this Sublease as of the date of such default, in which event: (1) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (2) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (3) notwithstanding the termination of this Sublease (a) Landlord may recover from Tenant, as general damages, the maximum amount allowed by law, which, at a minimum, shall be the present value of the balance of the Base Rent and Additional Rent which would have been due and payable for the balance of the Term of this Sublease, less the present value of the fair rental value of the Premises for such period (with said present values being determined using an eight percent (8%) discount rate), whereupon Tenant shall be obligated to pay the same to Landlord, together with all costs, losses and damages which Landlord may sustain by reason of such termination and re-entry, or (b) Landlord may relet all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term of this Sublease, and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord, as liquidated damages, the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted the balance of the Term of this Sublease, together with all of Landlord's costs and expenses for preparing the Premises for reletting, including all repairs, brokers' and attorneys' fees, and all costs, losses and damages which Landlord may sustain by reason of such termination, re-entry and reletting, it being expressly understood and agreed that the liabilities and remedies specified in clauses (a) and (b) hereof shall survive the termination of this Sublease. Notwithstanding the foregoing, Landlord shall use all reasonable efforts to mitigate its damages.

               G. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

               15.03 - Non-Waiver of Defaults. The failure or delay by Landlord or Tenant to enforce or exercise, at any time, any of the rights or remedies or other provisions of this Sublease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Sublease or the right of Landlord or Tenant thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Sublease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Sublease. No act or omission by Landlord or its employees or agents during the Term of this Sublease shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.


XVI - NOTICE AND PLACE OF PAYMENT

               16.01 - Notice. Any notice or other communication required or permitted to be given to a party under this Sublease shall be in writing, unless otherwise specified in this Sublease, and shall be given by one of the following methods to such party at the address set forth in Item H of the Basic Sublease Provisions: (1) it may be sent by registered or certified United States mail, return receipt requested and postage prepaid, or (2) it may be sent by ordinary United States mail or delivered in person or by courier, telecopier, telex, telegram, interconnected computers, or any other means for transmitting a written communication. Any such notice shall be deemed to have been given as follows: (i) when sent by registered or certified United States mail, as of the earlier of date of delivery shown on the receipt, or as of the second calendar day after it was mailed, and (ii) when delivered by any other means, upon receipt. Either party may change its address for notice by giving written notice thereof to the other party.

               16.02 - Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord at the address specified in Item H of the Basic Sublease Provisions, or any other address Landlord may specify from time to time by written notice given to Tenant.


XVII - HAZARDOUS SUBSTANCES

               Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated or disposed of on or in the Premises or the Building by Tenant, Tenant's agents, employees, contractors, invitees or sublessees, without first obtaining DLC and Landlord's written consent. If Hazardous Substances are used, stored, generated or disposed of on or in the Premises, or if the Premises or the Building becomes contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Building, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term of the Lease, and arising as a result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on or in the Premises or the Building and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises and the Building to the condition existing prior to the presence of any such Hazardous Substance on or in the Premises. Tenant shall first obtain Landlord's approval for any such remedial action. As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive or corrosive and that is regulated by any local government, the State of Ohio, or the United States Government. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal or local government law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorinated biphenyls, petroleum, petroleum products, and petroleum wastes.


XVIII - MISCELLANEOUS GENERAL PROVISIONS

               18.01 - Relocation. Tenant acknowledges and agrees that, pursuant to the Building Lease between DLC and Landlord, DLC has reserved the right and option to relocate Landlord to a different building within the Campus. Tenant agrees that this Sublease is, and Tenant's possession rights hereunder are, subject to said relocation rights. In the event Landlord is compelled to relocate to another building, Tenant agrees to relocate in accordance with DLC's plan of relocation and to cooperate fully with DLC and Landlord in completing the relocation.

               18.02 - Definition of Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Sublease, whether or not such payments are denominated "Base Rent" or "Additional Rent" and whether or not they are to be periodic or recurring, shall be deemed "Base Rent" or "Additional Rent" for purposes of this Sublease; and any failure to pay any of the same, as provided in Section 16.01 hereof, shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such Base Rent or Additional Rent, pursuant to the provisions of this Sublease, shall survive the expiration or other termination of this Sublease and the surrender of possession of the Premises after any hold over period.

               18.03 - Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than ten (10) calendar days prior written notice by DLC or Landlord, to execute, acknowledge and deliver to DLC or Landlord, as appropriate, a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect, (or, if there have been modifications, stating such modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Sublease, and, if so, specifying each such default of which Tenant may have knowledge; and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Campus, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building, or any prospective assignee of any such mortgagee.

               18.04 - Governing Law. This Sublease shall be construed and enforced in accordance with the laws of the State of Ohio.

               18.05 - Successors and Assigns. This Sublease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, as well as the parties themselves; provided, however, that Landlord, its successors and assigns, shall be obligated to perform Landlord's covenants under this Sublease only during and in respect to their successive periods of ownership during the Term of this Sublease.

               18.06 - Severability of Invalid Provisions. If any provision of this Sublease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

               18.07 - Certain Words, Gender and Headings. As used in this Sublease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Sublease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Sublease.

               18.08 - Quiet Enjoyment. Subject to the terms and conditions of the Building Lease and the performance by DLC of its obligations thereunder, so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Sublease required to be performed or observed by it hereunder, Tenant shall, at all times during the Term hereof, have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises, without any interference from Landlord or any person or persons claiming the Premises, by, through or under Landlord.

               18.09 - Complete Agreement; Amendments. This Sublease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto; it supersedes all previous understandings and agreements between the parties, if any, and no oral or implied representation or understandings shall vary its terms; and it may not be amended, except by a written instrument executed by both parties hereto.

               18.10 - Reasonable Modifications. Tenant will consent to such reasonable modifications of this Sublease as Landlord may hereafter find it necessary to make in order to obtain mortgage financing, provided that such modifications (a) do not change the rental to be paid hereunder or the length of the Term of the Sublease; and (b) do not impose obligations upon Tenant which are substantially or practically more burdensome to it than the obligations contained herein.


               IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.



Witnesses as to Landlord:        LANDLORD:

                                 VICTORIA'S SECRET STORES, INC., a
                                 Delaware corporation


/s/ David M. Schira              By: George R. Sappenfield
Print Name: David M. Schira          George R. Sappenfield,
                                     Vice President - Real Estate

/s/ Joan C. Makley
Print Name: Joan C. Makley
                                 ATTESTED BY:

/s/ David M. Schira              /s/ C. David Zoba
Print Name: David M. Schira      C. David Zoba,
                                 Assistant Secretary

/s/ Joan C. Makley
Print Name: Joan C. Makley





Witnesses as to Tenant:          TENANT:

                                 ABERCROMBIE & FITCH, INC., a
                                 Delaware corporation


/s/ David M. Schira              By: George R. Sappenfield
Print Name: David M. Schira          George R. Sappenfield,
                                     Vice President - Real Estate

/s/ Joan C. Makley
Print Name: Joan C. Makley
                                 ATTESTED BY:

/s/ David M. Schira              /s/ C. David Zoba
Print Name: David M. Schira      C. David Zoba,
                                 Assistant Secretary

/s/ Joan C. Makley
Print Name: Joan C. Makley




STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 12th day of September, 1995, by George R. Sappenfield and C. David Zoba, Vice President - Real Estate and Assistant Secretary, respectively, of Victoria's Secret Stores, Inc., a Delaware corporation, on behalf of the corporation.



                                             /s/ Joan C. Makley
                                             Notary Public

                                             [Notarial Seal of Joan
                                             C. Makley is contained here]




STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

         The foregoing instrument was acknowledged before me this 12th day of September, 1995, by George R. Sappenfield and C. David Zoba, Vice President - Real Estate and Assistant Secretary, respectively, of Abercrombie & Fitch, Inc., a Delaware corporation, on behalf of the corporation.



                                             /s/ Joan C. Makley
                                             Notary Public

                                             [Notarial Seal of Joan
                                             C. Makley is contained here]




This Instrument Prepared By:
         Vorys, Sater, Seymour and Pease
         52 East Gay Street
         P.O. Box 1008
         Columbus, OH 43216-1008


               CONSENT TO SUBLEASE AND NONDISTURBANCE AGREEMENT
                          OF DISTRIBUTION LAND CORP.



               This Consent to Sublease and Nondisturbance Agreement is made as of the 1st day of June, 1995, by Distribution Land Corp., a Delaware Corporation ("DLC"), and is executed in conjunction with that certain Sublease Agreement, of even date herewith, and to which this instrument is attached (the "Sublease"). Defined terms not otherwise defined herein shall have the same meanings as given to them in the Sublease.


                               R E C I T A L S:


               WHEREAS, DLC is the landlord under the Building Lease pursuant to which DLC has leased to Landlord the Building; and

               WHEREAS, the Building Lease is the basis for Landlord's right to use and occupy the Building (including the Premises) and, upon the consent of DLC, to sublease the Premises to Tenant pursuant to the terms and conditions of the Sublease; and

               WHEREAS, DLC and Tenant wish to confirm their agreements and understandings relative to the Building Lease and the Sublease.

               NOW, THEREFORE, in consideration of the covenants set forth in the Sublease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DLC hereby:

               1. Consents to the Sublease and the Tenant's use and occupancy of the Premises thereunder.

               2. Agrees that, notwithstanding an event of default by Landlord under the Building Lease (and the subsequent termination of the Building Lease as a result thereof) or the termination of the Building Lease as a result of Tenant's failure or refusal to exercise its Renewal Options thereunder or otherwise, and provided Tenant is not in default after the expiration of any applicable cure period provided for in the Sublease and Tenant attorns to DLC in a manner acceptable to DLC, then:

                     (a) the Sublease (and all amendments thereto) and the rights of the Tenant thereunder, shall continue in full force and effect and shall not be terminated, impaired, or otherwise affected except in accordance with the terms of the Sublease; and

                     (b) if Tenant desires to enter into a direct and separate lease with DLC for the Premises, then DLC shall cooperate in good faith and likewise agree to enter into a direct and separate lease with Tenant for the Premises.


               IN WITNESS WHEREOF, Distribution Land Corp. has caused this instrument to be executed by its duly authorized officer as of the date first above written.


Witnesses:                       DISTRIBUTION LAND CORP.,a
                                 Delaware corporation


/s/ Debra R. Robinett            By: /s/ George R. Sappenfield
Print Name: Debra R. Robinett        George R. Sappenfield,
                                     Vice President - Real Estate

/s/ Dorothy J. Martin
Print Name: Dorothy J. Martin
                                 ATTESTED BY:

/s/ Debra R. Robinett            /s/ C. David Zoba
Print Name: Debra R. Robinett    C. David Zoba,
                                 Assistant Secretary

/s/ Dorothy J. Martin
Print Name: Dorothy J. Martin




STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

               The foregoing instrument was acknowledged before me this 21st day of September, 1995, by George R. Sappenfield and C. David Zoba, Vice President - Real Estate and Assistant Secretary, respectively, of Distribution Land Corp., a Delaware corporation, on behalf of the corporation.



                                             /s/ Debra R. Robinett
                                             Notary Public


                                             [Notarial Seal of Debra R.
                                             Robinett is contained here]


                                   EXHIBIT A


                      [Image material is contained here
                     consisting of a map of Distribution
                         Center No. 4 Building Area.]


                                   EXHIBIT B


                      [Image material is contained here
                  consisting of a blueprint of Distribution
                         Center No. 4, first floor.]


                                   EXHIBIT C


                                     None